Exhibit 99.1

NASDAQ: WASH
Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: January 25, 2017
FOR IMMEDIATE RELEASE

Washington Trust Reports Record Full-Year 2016 Earnings
WESTERLY, R.I., January 25, 2017 (GLOBE NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq:WASH), parent company of The Washington Trust Company, today announced net income of $12.2 million, or $0.70 per diluted share, for the fourth quarter of 2016, compared to net income of $12.3 million, or $0.72 per diluted share, reported for the third quarter of 2016.

For the year ended December 31, 2016, net income totaled $46.5 million, or $2.70 per diluted share. Full-year net income increased by 7% from $43.5 million, or $2.54 per diluted share, reported for 2015. Returns on average equity and average assets in 2016 were 11.96% and 1.16%, respectively, compared to 12.00% and 1.19%, for the same period in 2015.

“Washington Trust’s solid fourth quarter results contributed to record 2016 net income and earnings per share,” stated Joseph J. MarcAurele, Washington Trust Chairman and Chief Executive Officer.  “We are pleased with our continued success at growing our core business lines, expanding our local and regional footprint, and consistently providing healthy returns to our shareholders.”

Selected highlights for 2016 include:
•Total loans stood at $3.2 billion at December 31, 2016, up by 2% in the quarter and up by 7% from a year ago.

•	Total deposits amounted to $3.1 billion at December 31, 2016, up by 1% from the third quarter. Total deposits were up by 4% from a year ago.

•	Wealth management revenues of $37.6 million for the year 2016 and wealth management assets of $6.1 billion at December 31, 2016 were all-time highs for the Corporation.

•	Mortgage banking revenues rose by 22% on a linked quarter basis. Mortgage banking revenues and loans sold during the quarter were record highs for Washington Trust.
Net Interest Income
Net interest income totaled $28.6 million for the fourth quarter of 2016, up by $1.2 million from the third quarter. Included in net interest income was loan prepayment fee income of $816 thousand for the fourth quarter, compared to $365 thousand in the third quarter. The net interest margin was 2.89% for the fourth quarter of 2016, down by 5 basis points from the preceding quarter. The reduction in the net interest margin reflects additions of lower-yielding debt securities to the investment portfolio and increases in wholesale funding balances. Significant linked quarter changes included:

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•
Average interest-earning assets increased by $224 million from the third quarter, reflecting a $133 million increase in the average balance of investment securities and a $101 million increase in the average balance of loans. The yield on interest-earning assets was 3.53%, down by 2 basis points from the preceding quarter.

•
Average interest-bearing liabilities increased by $183 million from the preceding quarter, reflecting increases of $113 million in the average balance of wholesale funding balances (FHLBB advances and wholesale brokered time deposits) and $70 million in the average balance of in-market interest-bearing deposits. The cost of interest-bearing funds was 0.79%, up by 3 basis points from the third quarter.

Noninterest Income
Noninterest income totaled $17.3 million for the fourth quarter of 2016, up modestly from the preceding quarter. Significant linked quarter changes included:

•
Wealth management revenues totaled $9.3 million for the fourth quarter, down by $332 thousand, or 3%, from the preceding quarter, largely due to a decline of $216 thousand in transaction-based revenues. Wealth management assets under administration amounted to $6.1 billion at December 31, 2016, up by $6 million on a linked quarter basis. Managed assets continue to represent over 90% of total wealth management assets at December 31, 2016.

Total annual wealth management revenues reached an all-time high of $37.6 million, up by $2.2 million, or 6%, from the preceding year.

•
Mortgage banking revenues totaled $4.5 million for the fourth quarter, up by $807 thousand, or 22%, from the preceding quarter, reflecting both higher volume and yields on loans sold to the secondary market. Residential mortgage loans sold to the secondary market amounted to $200 million in the fourth quarter, compared to $164 million in the preceding quarter.

Total full-year 2016 mortgage banking revenues amounted to $13.2 million, up by $3.3 million, or 33%, from the preceding year.

•
Loan related derivative income amounted to $912 thousand in the fourth quarter, down by $266 thousand from the preceding quarter, reflecting a lower volume of commercial borrower interest rate swap transactions.

Noninterest Expenses
Noninterest expenses totaled $25.0 million for the fourth quarter of 2016, up by $323 thousand, or 1%, from the third quarter. Included in the third quarter was a $939 thousand reduction in noninterest expenses, resulting from a downward adjustment in the fair value of the contingent consideration liability recognized in connection with a 2015 acquisition. Excluding this adjustment, noninterest expenses were down by $616 thousand, or 2%, on a linked quarter basis. Salaries and benefit costs, the largest component of noninterest expenses, decreased by $380 thousand from the preceding quarter.

Income tax expense amounted to $5.9 million for the fourth quarter of 2016, up by $10 thousand from the preceding quarter. The effective tax rate for the fourth quarter of 2016 was 32.6%, compared to 32.2% for the third quarter of 2016. Based on the current federal and applicable state income tax statutes, the Corporation currently expects the 2017 effective tax rate will be approximately 34.0%.

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Loans
Total loans amounted to $3.2 billion at December 31, 2016, up by $53 million, or 2%, from the balance at the end of the third quarter. The commercial loan portfolio increased by $14 million, or approximately 1%, during the quarter, reflecting growth in the commercial construction portfolio, partially offset by a reduction in commercial mortgages. Residential loan portfolio balances increased by $43 million, or 4%. During the quarter, $36 million of residential mortgages were purchased from another financial institution. These purchased loans were individually evaluated to our underwriting standards and are predominantly secured by properties in Massachusetts.
Total loans were up by $221.2 million, or 7%, in the last twelve months. This included a 7% increase in the commercial portfolio and an 11% increase in the residential real estate portfolio.

Investment Securities
The investment securities portfolio amounted to $756 million at December 31, 2016, up by $174 million, or 30%, from the balance at September 30, 2016. During the quarter, government agency mortgage-backed debt securities and agency debt securities totaling $235 million and with a weighted average yield of 2.55% were purchased. The purchases were partially offset by calls and maturities of agency debt securities and obligations of state and political subdivisions, as well as routine principal pay-downs on mortgage-backed securities. Investment securities represented 17% of total assets as of December 31, 2016.

Deposits and Borrowings
Total deposits amounted to $3.1 billion at December 31, 2016, up by $26 million, or 1%, from the preceding quarter end and up by $129.5 million, or 4%, in the last twelve months. Included in total deposits were wholesale brokered time deposit balances of $412 million, which increased by $53 million in the quarter and by $109.8 million in the last twelve months. Excluding wholesale brokered time deposits, in-market deposits decreased by $27 million, or 1%, in the quarter and increased by $20 million, or 1%, in the last twelve months. The balance of demand deposits and NOW accounts were up by 4% in the quarter and 7% in the last twelve months.
FHLBB advances amounted to $849 million at December 31, 2016, up by $177 million from September 30, 2016 and by $470 million from December 31, 2015.

Asset Quality
Total past due loans amounted to $24.4 million, or 0.76% of total loans, at December 31, 2016, compared to $21.3 million, or 0.67% of total loans, at September 30, 2016. The linked quarter increase in past due loans was largely due to a $3.9 million increase in residential mortgage loans. Total nonaccrual loans amounted to $22.1 million, or 0.68% of total loans, at December 31, 2016, compared to $24.0 million, or 0.75% of total loans, at September 30, 2016. The linked quarter decrease in nonaccrual loans was attributable to $2.6 million of charge-offs recognized in the fourth quarter.
During the fourth quarter of 2016, a charge-off of $2.5 million was recognized on one nonaccrual commercial real estate relationship. This relationship was placed on nonaccrual status in the third quarter of 2016 and had a carrying value of $3.9 million at December 31, 2016. A loan loss provision totaling $2.9 million was charged to earnings in the fourth quarter of 2016, compared to a loan loss provision of $1.8 million recognized in the third quarter of 2016. The increase in loan loss provision was primarily due to additional

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loss exposure allocated to this commercial real estate relationship. The allowance for loan losses was $26.0 million, or 0.80% of total loans, at December 31, 2016, compared to $25.6 million, or 0.81% of total loans, at September 30, 2016.

Capital and Dividends
Total shareholders' equity was $391 million at December 31, 2016, down by $5 million from September 30, 2016. This change included $9.5 million of market depreciation on available for sale securities and a charge of $2.6 million associated with the annual measurement of defined benefit pension liabilities, both net of tax and recognized in the accumulated other comprehensive income component of shareholders' equity. Capital levels at December 31, 2016 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 12.26% at December 31, 2016, compared to 12.31% at September 30, 2016. At December 31, 2016, book value per share amounted to $22.76, down from $23.11 in the preceding quarter.

The Board of Directors declared a quarterly dividend of 37 cents per share for the quarter ended December 31, 2016. The dividend was paid on January 13, 2017 to shareholders of record on January 2, 2017.

Conference Call
Washington Trust will host a conference call to discuss its fourth quarter results, business highlights and outlook on Thursday, January 26, 2017 at 8:30 a.m. (Eastern Time). Individuals may dial in to the call at 1-877-407-0784. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-844-512-2921 and entering the Replay PIN Number 13652407; the audio replay will be available through February 5, 2017. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's web site, www.washtrustbancorp.com, and will be available through March 31, 2017.

Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company. Founded in 1800, Washington Trust is the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast's premier financial services companies. Washington Trust offers a full range of financial services, including commercial banking, mortgage banking, personal banking and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on NASDAQ under the symbol WASH. Investor information is available on the Corporation’s web site at www.washtrustbancorp.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements”. We may also make forward-looking statements in other documents we file with the SEC, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Washington Trust. These risks, uncertainties and other factors may cause the actual results, performance or achievements of Washington Trust to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: weakness in national, regional or international economic conditions or conditions affecting the banking or financial services industries or financial capital markets; volatility in national and international financial markets; reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits; reductions in the market value of wealth management assets under administration; changes in the value of securities and other assets; reductions in loan demand; changes in loan collectibility, default and charge-off rates; changes in the size and nature of the our competition; changes in legislation or regulation and accounting principles, policies and guidelines; and changes in the assumptions used in making such forward-looking statements. In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this report, and we

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assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
Assets:
Cash and due from banks	$106,185	$126,752	$116,658	$89,966	$93,222
Short-term investments	1,612	2,420	3,255	4,931	4,409
Mortgage loans held for sale	29,434	45,162	38,554	22,895	38,554
Securities:
Available for sale, at fair value	739,912	564,256	401,749	411,352	375,044
Held to maturity, at amortized cost	15,633	16,848	17,917	19,040	20,023
Total securities	755,545	581,104	419,666	430,392	395,067
Federal Home Loan Bank stock, at cost	43,129	37,249	34,303	26,515	24,316
Loans:
Commercial	1,771,666	1,757,215	1,732,220	1,698,811	1,654,547
Residential real estate	1,122,748	1,079,887	1,005,036	1,004,349	1,013,555
Consumer	339,957	344,253	343,628	343,833	345,025
Total loans	3,234,371	3,181,355	3,080,884	3,046,993	3,013,127
Less allowance for loan losses	26,004	25,649	25,826	26,137	27,069
Net loans	3,208,367	3,155,706	3,055,058	3,020,856	2,986,058
Premises and equipment, net	29,020	29,433	29,590	29,882	29,593
Investment in bank-owned life insurance	71,105	70,557	65,036	66,000	65,501
Goodwill	64,059	64,059	64,059	64,059	64,059
Identifiable intangible assets, net	10,175	10,493	10,814	11,137	11,460
Other assets	62,484	81,099	80,088	71,577	59,365
Total assets	$4,381,115	$4,204,034	$3,917,081	$3,838,210	$3,771,604
Liabilities:
Deposits:
Demand deposits	$585,960	$566,027	$512,307	$539,119	$537,298
NOW accounts	427,707	404,827	414,532	394,873	412,602
Money market accounts	730,075	794,905	675,896	763,565	823,490
Savings accounts	358,397	357,966	342,579	331,800	326,967
Time deposits	961,613	913,649	844,036	850,294	833,898
Total deposits	3,063,752	3,037,374	2,789,350	2,879,651	2,934,255
Federal Home Loan Bank advances	848,930	671,615	640,010	487,189	378,973
Junior subordinated debentures	22,681	22,681	22,681	22,681	22,681
Other liabilities	54,948	77,037	76,708	67,409	60,307
Total liabilities	3,990,311	3,808,707	3,528,749	3,456,930	3,396,216
Shareholders’ Equity:
Common stock	1,073	1,069	1,068	1,064	1,064
Paid-in capital	115,123	113,290	112,314	111,641	110,949
Retained earnings	294,365	288,613	282,666	277,810	273,074
Accumulated other comprehensive loss	(19,757)	(7,645)	(7,716)	(9,235)	(9,699)
Total shareholders’ equity	390,804	395,327	388,332	381,280	375,388
Total liabilities and shareholders’ equity	$4,381,115	$4,204,034	$3,917,081	$3,838,210	$3,771,604

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars in thousands, except per share amounts)
						For the Twelve Months Ended
	For the Three Months Ended
	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015
Interest income:
Interest and fees on loans	$30,738	$29,633	$29,122	$29,998	$28,511	$119,491	$114,229
Taxable interest on securities	3,703	3,024	2,487	2,370	2,262	11,584	8,875
Nontaxable interest on securities	157	218	280	327	352	982	1,555
Dividends on Federal Home Loan Bank stock	362	288	231	210	315	1,091	953
Other interest income	95	93	70	64	37	322	138
Total interest and dividend income	35,055	33,256	32,190	32,969	31,477	133,470	125,750
Interest expense:
Deposits	3,445	3,110	2,981	2,968	3,097	12,504	13,142
Federal Home Loan Bank advances	2,886	2,641	2,313	2,152	1,966	9,992	7,746
Junior subordinated debentures	135	125	119	112	157	491	871
Other interest expense	1	1	1	2	2	5	9
Total interest expense	6,467	5,877	5,414	5,234	5,222	22,992	21,768
Net interest income	28,588	27,379	26,776	27,735	26,255	110,478	103,982
Provision for loan losses	2,900	1,800	450	500	750	5,650	1,050
Net interest income after provision for loan losses	25,688	25,579	26,326	27,235	25,505	104,828	102,932
Noninterest income:
Wealth management revenues	9,291	9,623	9,481	9,174	9,167	37,569	35,416
Mortgage banking revenues	4,541	3,734	2,710	2,198	2,582	13,183	9,901
Service charges on deposit accounts	945	915	935	907	971	3,702	3,865
Card interchange fees	858	870	860	797	810	3,385	3,199
Income from bank-owned life insurance	549	521	1,090	499	502	2,659	1,982
Loan related derivative income	912	1,178	508	645	752	3,243	2,441
Equity in losses of unconsolidated subsidiaries	(89)	(88)	(89)	(88)	(69)	(354)	(293)
Other income	313	508	419	502	431	1,742	1,829
Total noninterest income	17,320	17,261	15,914	14,634	15,146	65,129	58,340
Noninterest expense:
Salaries and employee benefits	16,528	16,908	17,405	16,380	16,053	67,221	63,024
Net occupancy	1,775	1,766	1,803	1,807	1,724	7,151	7,000
Equipment	1,556	1,648	1,503	1,501	1,393	6,208	5,533
Outsourced services	1,311	1,254	1,294	1,363	1,337	5,222	5,111
Legal, audit and professional fees	597	691	662	629	825	2,579	2,741
FDIC deposit insurance costs	390	504	491	493	470	1,878	1,846
Advertising and promotion	403	370	420	265	325	1,458	1,526
Amortization of intangibles	318	321	322	323	333	1,284	904
Debt prepayment penalties	—	—	—	431	—	431	—
Acquisition related expenses	—	—	—	—	52	—	989
Change in fair value of contingent consideration	—	(939)	16	25	41	(898)	41
Other expenses	2,095	2,127	2,114	2,233	2,008	8,569	8,214
Total noninterest expense	24,973	24,650	26,030	25,450	24,561	101,103	96,929
Income before income taxes	18,035	18,190	16,210	16,419	16,090	68,854	64,343
Income tax expense	5,873	5,863	5,153	5,484	5,346	22,373	20,878
Net income	$12,162	$12,327	$11,057	$10,935	$10,744	$46,481	$43,465

Net income available to common shareholders:
Basic	$12,137	$12,302	$11,035	$10,910	$10,718	$46,384	$43,339
Diluted	$12,137	$12,302	$11,035	$10,910	$10,718	$46,384	$43,339
Weighted average common shares outstanding:
Basic	17,142	17,090	17,067	17,023	17,004	17,081	16,879
Diluted	17,245	17,203	17,194	17,157	17,167	17,208	17,067
Earnings per common share:
Basic	$0.71	$0.72	$0.65	$0.64	$0.63	$2.72	$2.57
Diluted	$0.70	$0.72	$0.64	$0.64	$0.62	$2.70	$2.54

Cash dividends declared per share	$0.37	$0.37	$0.36	$0.36	$0.34	$1.46	$1.36

SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands, except per share amounts)

	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
Share and Equity Related Data:
Book value per share	$22.76	$23.11	$22.73	$22.40	$22.06
Tangible book value per share - Non-GAAP (1)	$18.44	$18.75	$18.35	$17.98	$17.62
Market value per share	$56.05	$40.22	$37.92	$37.32	$39.52
Shares issued and outstanding at end of period	17,171	17,107	17,081	17,024	17,020

Capital Ratios:
Tier 1 risk-based capital	11.44% (i)	11.48%	11.57%	11.56%	11.64%
Total risk-based capital	12.26% (i)	12.31%	12.43%	12.45%	12.58%
Tier 1 leverage ratio	8.67% (i)	8.95%	9.21%	9.31%	9.37%
Common equity tier 1	10.75% (i)	10.77%	10.84%	10.82%	10.89%
Equity to assets	8.92%	9.40%	9.91%	9.93%	9.95%
Tangible equity to tangible assets - Non-GAAP (1)	7.35%	7.77%	8.16%	8.13%	8.11%
(i) - estimated

						For the Twelve Months Ended
	For the Three Months Ended
	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015
Performance Ratios:
Net interest margin (FTE)	2.89%	2.94%	3.05%	3.24%	3.08%	3.02%	3.12%
Return on average assets	1.14%	1.21%	1.14%	1.16%	1.16%	1.16%	1.19%
Return on average tangible assets - Non-GAAP (1)	1.16%	1.24%	1.17%	1.18%	1.19%	1.19%	1.21%
Return on average equity	12.26%	12.57%	11.50%	11.50%	11.52%	11.96%	12.00%
Return on average tangible equity - Non-GAAP (1)	15.09%	15.53%	14.28%	14.34%	14.45%	14.82%	14.79%

(1)	See the section labeled “SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures” at the end of this document.

SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands)
						For the Twelve Months Ended
	For the Three Months Ended
	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015
Wealth Management Results
Wealth Management Revenues:
Trust and investment management fees	$8,283	$8,358	$8,195	$8,065	$8,001	$32,901	$30,149
Mutual fund fees	771	812	812	843	952	3,238	4,009
Asset-based revenues	9,054	9,170	9,007	8,908	8,953	36,139	34,158
Transaction-based revenues	237	453	474	266	214	1,430	1,258
Total wealth management revenues	$9,291	$9,623	$9,481	$9,174	$9,167	$37,569	$35,416

Assets Under Administration:
Balance at beginning of period	$6,056,859	$5,905,019	$5,878,967	$5,844,636	$5,714,201	$5,844,636	$5,069,966
Acquisition of Halsey Associates, Inc.	—	—	—	—	—	—	839,994
Net investment appreciation (depreciation) & income	(8,506)	192,518	71,447	22,389	153,953	277,848	(95,228)
Net client asset flows	14,940	(40,678)	(45,395)	11,942	(23,518)	(59,191)	29,904
Balance at end of period	$6,063,293	$6,056,859	$5,905,019	$5,878,967	$5,844,636	$6,063,293	$5,844,636

Mortgage Banking Results
Mortgage Banking Revenues:
Gains & commissions on loan sales, net	$4,455	$3,744	$2,804	$2,134	$2,528	$13,137	$9,825
Residential mortgage servicing fee income, net	86	(10)	(94)	64	54	46	76
Total mortgage banking revenues	$4,541	$3,734	$2,710	$2,198	$2,582	$13,183	$9,901

Residential Mortgage Loan Originations:
Originations for retention in portfolio	$72,533	$90,308	$54,080	$47,545	$38,080	$264,466	$234,852
Originations for sale to secondary market (1)	185,626	170,673	154,043	90,458	134,125	$600,800	523,834
Total mortgage loan originations	$258,159	$260,981	$208,123	$138,003	$172,205	$865,266	$758,686

Residential Mortgage Loans Sold:
Sold with servicing rights retained	$48,545	$44,611	$45,804	$26,454	$44,493	$165,414	$162,224
Sold with servicing rights released (1)	151,506	119,572	93,239	79,507	82,906	$443,824	368,676
Total mortgage loans sold	$200,051	$164,183	$139,043	$105,961	$127,399	$609,238	$530,900

(1)	Also includes loans originated in a broker capacity.

END OF PERIOD LOAN AND DEPOSIT COMPOSITION
(Unaudited; Dollars in thousands)

	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
Commercial:
Mortgages	$1,074,186	$1,086,175	$1,074,747	$976,931	$931,953
Construction & development	121,371	98,735	81,812	123,032	122,297
Commercial & industrial	576,109	572,305	575,661	598,848	600,297
Total commercial	1,771,666	1,757,215	1,732,220	1,698,811	1,654,547
Residential real estate:
Mortgages	1,094,824	1,052,829	978,399	980,274	984,437
Homeowner construction	27,924	27,058	26,637	24,075	29,118
Total residential real estate	1,122,748	1,079,887	1,005,036	1,004,349	1,013,555
Consumer:
Home equity lines	264,200	265,238	260,541	258,513	255,565
Home equity loans	37,272	38,264	39,572	45,499	46,649
Other	38,485	40,751	43,515	39,821	42,811
Total consumer	339,957	344,253	343,628	343,833	345,025
Total loans	$3,234,371	$3,181,355	$3,080,884	$3,046,993	$3,013,127

	December 31, 2016		December 31, 2015
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Rhode Island, Connecticut, Massachusetts	$1,105,539	92.5%	$959,883	91.0%
New York, New Jersey, Pennsylvania	77,038	6.4%	80,989	7.7%
New Hampshire	12,980	1.1%	13,377	1.3%
Total commercial real estate loans (1)	$1,195,557	100.0%	$1,054,249	100.0%

Residential Mortgages by Property Location:
Rhode Island, Connecticut, Massachusetts	$1,106,366	98.6%	$995,743	98.2%
New Hampshire, Vermont, Maine	11,445	1.0%	10,186	1.0%
New York, Virginia, New Jersey, Maryland, Pennsylvania	2,648	0.2%	4,163	0.4%
Ohio	997	0.1%	1,557	0.2%
Other	1,292	0.1%	1,906	0.2%
Total residential mortgages	$1,122,748	100.0%	$1,013,555	100.0%

(1)	Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.

	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
Deposits:
Non-interest bearing demand deposits	$521,165	$520,860	$476,848	$474,477	$475,398
Interest-bearing demand deposits	64,795	45,167	35,459	64,642	61,900
NOW accounts	427,707	404,827	414,532	394,873	412,602
Money market accounts	730,075	794,905	675,896	763,565	823,490
Savings accounts	358,397	357,966	342,579	331,800	326,967
Time deposits (in-market)	549,376	554,669	549,935	540,815	531,419
Wholesale brokered time deposits	412,237	358,980	294,101	309,479	302,479
Total deposits	$3,063,752	$3,037,374	$2,789,350	$2,879,651	$2,934,255

CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)

	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
Asset Quality Ratios:
Nonperforming assets to total assets	0.53%	0.59%	0.48%	0.49%	0.58%
Nonaccrual loans to total loans	0.68%	0.75%	0.56%	0.57%	0.70%
Allowance for loan losses to nonaccrual loans	117.89%	107.09%	149.73%	150.00%	128.61%
Allowance for loan losses to total loans	0.80%	0.81%	0.84%	0.86%	0.90%

Nonperforming Assets:
Commercial mortgages	$7,811	$10,357	$4,054	$4,054	$5,711
Commercial construction & development	—	—	—	—	—
Commercial & industrial	1,337	1,744	1,204	2,659	3,018
Residential real estate mortgages	11,736	10,140	10,409	9,367	10,666
Consumer	1,174	1,709	1,581	1,345	1,652
Total nonaccrual loans	22,058	23,950	17,248	17,425	21,047
Other real estate owned	1,075	1,045	1,515	1,326	716
Total nonperforming assets	$23,133	$24,995	$18,763	$18,751	$21,763

Past Due Loans:
Commercial mortgages	$8,708	$10,352	$4,062	$4,564	$4,555
Commercial & industrial	1,154	1,047	1,978	2,906	462
Residential real estate mortgages	12,226	8,291	8,893	8,703	9,286
Consumer loans	2,334	1,565	2,201	2,122	3,256
Total past due loans	$24,422	$21,255	$17,134	$18,295	$17,559

Total past due loans to total loans	0.76%	0.67%	0.56%	0.60%	0.58%
Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$18,602	$18,796	$13,211	$14,030	$13,635

						For the Twelve Months Ended
	For the Three Months Ended
	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015
Nonaccrual Loan Activity:
Balance at beginning of period	$23,950	$17,248	$17,425	$21,047	$16,844	$21,047	$15,945
Additions to nonaccrual status	2,105	9,750	2,072	1,352	7,029	15,278	14,964
Loans returned to accruing status	(718)	(592)	—	(206)	(303)	(1,516)	(2,489)
Loans charged-off	(2,622)	(2,055)	(860)	(1,475)	(904)	(7,012)	(2,305)
Loans transferred to other real estate owned	(30)	—	(435)	(610)	(716)	(1,075)	(1,206)
Payments, payoffs and other changes	(627)	(401)	(954)	(2,683)	(903)	(4,664)	(3,862)
Balance at end of period	$22,058	$23,950	$17,248	$17,425	$21,047	$22,058	$21,047

Allowance for Loan Losses:
Balance at beginning of period	$25,649	$25,826	$26,137	$27,069	$27,161	$27,069	$28,023
Provision charged to earnings	2,900	1,800	450	500	750	5,650	1,050
Charge-offs	(2,622)	(2,055)	(860)	(1,475)	(904)	(7,012)	(2,305)
Recoveries	77	78	99	43	62	297	301
Balance at end of period	$26,004	$25,649	$25,826	$26,137	$27,069	$26,004	$27,069

Net Loan Charge-Offs (Recoveries):
Commercial mortgages	$2,510	$1,936	$65	$1,249	$405	$5,760	$717
Commercial & industrial	(20)	(43)	684	(18)	217	603	584
Residential real estate mortgages	6	47	2	134	117	189	179
Consumer	49	37	10	67	103	163	524
Total	$2,545	$1,977	$761	$1,432	$842	$6,715	$2,004

Net charge-offs to average loans (annualized)	0.31%	0.25%	0.10%	0.19%	0.11%	0.21%	0.07%

The following table presents average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate adjusted for applicable state income taxes net of the related federal tax benefit. Unrealized gains (losses) on available for sale securities and fair value adjustments on mortgage loans held for sale are excluded from the average balance and yield calculations. Nonaccrual and renegotiated loans, as well as interest recognized on these loans are included in amounts presented for loans.

CONSOLIDATED AVERAGE BALANCE SHEETS
(Unaudited; Dollars in thousands)

For the Three Months Ended	December 31, 2016			September 30, 2016			December 31, 2015
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Commercial mortgages	$1,086,772	$9,520	3.48	$1,079,917	$9,362	3.45	$885,967	$7,887	3.53
Construction & development	110,342	927	3.34	86,623	712	3.27	134,243	1,004	2.97
Commercial & industrial	575,983	6,927	4.78	565,170	6,382	4.49	581,584	6,520	4.45
Total commercial loans	1,773,097	$17,374	3.90	1,731,710	$16,456	3.78	1,601,794	$15,411	3.82
Residential real estate loans, including loans held for sale	1,140,492	10,652	3.72	1,080,302	10,386	3.82	1,049,007	10,338	3.91
Consumer loans	341,528	3,284	3.83	341,829	3,340	3.89	344,690	3,251	3.74
Total loans	3,255,117	31,310	3.83	3,153,841	30,182	3.81	2,995,491	29,000	3.84
Cash, federal funds sold and short-term investments	77,092	95	0.49	88,414	93	0.42	72,031	37	0.20
FHLBB stock	39,212	362	3.67	37,933	288	3.02	24,316	315	5.14
Taxable debt securities	636,277	3,703	2.32	497,738	3,024	2.42	341,130	2,262	2.63
Nontaxable debt securities	16,003	244	6.07	22,038	336	6.07	35,799	550	6.10
Total securities	652,280	3,947	2.41	519,776	3,360	2.57	376,929	2,812	2.96
Total interest-earning assets	4,023,701	35,714	3.53	3,799,964	33,923	3.55	3,468,767	32,164	3.68
Noninterest-earning assets	249,182			262,724			231,674
Total assets	$4,272,883			$4,062,688			$3,700,441
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$46,668	$16	0.14	$39,865	$13	0.13	$42,324	$11	0.10
NOW accounts	408,788	51	0.05	402,307	51	0.05	376,185	56	0.06
Money market accounts	761,582	574	0.30	709,549	487	0.27	856,405	707	0.33
Savings accounts	356,837	51	0.06	352,032	52	0.06	310,608	47	0.06
Time deposits (in-market)	552,474	1,419	1.02	552,576	1,408	1.01	533,224	1,333	0.99
Wholesale brokered time deposits	382,798	1,334	1.39	310,740	1,099	1.41	277,681	943	1.35
FHLBB advances	732,269	2,886	1.57	690,843	2,641	1.52	373,652	1,966	2.09
Junior subordinated debentures	22,681	135	2.37	22,681	125	2.19	22,681	157	2.75
Other	40	1	9.95	53	1	7.51	92	2	8.62
Total interest-bearing liabilities	3,264,137	6,467	0.79	3,080,646	5,877	0.76	2,792,852	5,222	0.74
Demand deposits	548,595			520,439			475,215
Other liabilities	63,410			69,370			59,177
Shareholders' equity	396,741			392,233			373,197
Total liabilities and shareholders' equity	$4,272,883			$4,062,688			$3,700,441
Net interest income (FTE)		$29,247			$28,046			$26,942
Interest rate spread			2.74			2.79			2.94
Net interest margin			2.89			2.94			3.08

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Three Months Ended	Dec 31, 2016	Sep 30, 2016	Dec 31, 2015
Commercial loans	$572	$549	$489
Nontaxable debt securities	87	118	198
Total	$659	$667	$687

CONSOLIDATED AVERAGE BALANCE SHEETS
(Unaudited; Dollars in thousands)

For the Twelve Months Ended	December 31, 2016			December 31, 2015
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Commercial mortgages	$1,030,289	$36,089	3.50	$870,241	$31,281	3.59
Construction & development	110,770	3,732	3.37	109,198	3,340	3.06
Commercial & industrial	584,307	27,398	4.69	593,799	27,507	4.63
Total commercial loans	1,725,366	67,219	3.90	1,573,238	62,128	3.95
Residential real estate loans, including loans held for sale	1,069,402	41,173	3.85	1,038,836	41,083	3.95
Consumer loans	342,431	13,328	3.89	340,889	12,885	3.78
Total loans	3,137,199	121,720	3.88	2,952,963	116,096	3.93
Cash, federal funds sold and short-term investments	75,997	322	0.42	69,169	138	0.20
FHLBB stock	33,643	1,091	3.24	34,349	953	2.77
Taxable debt securities	472,892	11,584	2.45	325,166	8,875	2.73
Nontaxable debt securities	24,939	1,520	6.09	39,751	2,408	6.06
Total securities	497,831	13,104	2.63	364,917	11,283	3.09
Total interest-earning assets	3,744,670	136,237	3.64	3,421,398	128,470	3.75
Noninterest-earning assets	249,808			226,623
Total assets	$3,994,478			$3,648,021
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$45,038	$49	0.11	$37,168	$27	0.07
NOW accounts	400,209	212	0.05	356,713	209	0.06
Money market accounts	741,925	2,035	0.27	824,625	3,482	0.42
Savings accounts	343,943	200	0.06	301,652	196	0.06
Time deposits (in-market)	546,460	5,486	1.00	549,039	5,531	1.01
Wholesale brokered time deposits	323,390	4,522	1.40	284,448	3,697	1.30
FHLBB advances	616,404	9,992	1.62	398,866	7,746	1.94
Junior subordinated debentures	22,681	491	2.16	22,681	871	3.84
Other	60	5	8.33	110	9	8.18
Total interest-bearing liabilities	3,040,110	22,992	0.76	2,775,302	21,768	0.78
Demand deposits	503,806			458,369
Other liabilities	62,021			52,152
Shareholders' equity	388,541			362,198
Total liabilities and shareholders' equity	$3,994,478			$3,648,021
Net interest income (FTE)		$113,245			$106,702
Interest rate spread			2.88			2.97
Net interest margin			3.02			3.12

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Twelve Months Ended	Dec 31, 2016	Dec 31, 2015
Commercial loans	$2,229	$1,867
Nontaxable debt securities	538	853
Total	$2,767	$2,720

SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures
(Unaudited; Dollars in thousands, except per share amounts)

	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
Tangible Book Value per Share:
Total shareholders' equity, as reported	$390,804	$395,327	$388,332	$381,280	$375,388
Less:
Goodwill	64,059	64,059	64,059	64,059	64,059
Identifiable intangible assets, net	10,175	10,493	10,814	11,137	11,460
Total tangible shareholders' equity	$316,570	$320,775	$313,459	$306,084	$299,869

Shares outstanding, as reported	17,171	17,107	17,081	17,024	17,020

Book value per share - GAAP	$22.76	$23.11	$22.73	$22.40	$22.06
Tangible book value per share - Non-GAAP	$18.44	$18.75	$18.35	$17.98	$17.62

Tangible Equity to Tangible Assets:
Total tangible shareholders' equity	$316,570	$320,775	$313,459	$306,084	$299,869

Total assets, as reported	$4,381,115	$4,204,034	$3,917,081	$3,838,210	$3,771,604
Less:
Goodwill	64,059	64,059	64,059	64,059	64,059
Identifiable intangible assets, net	10,175	10,493	10,814	11,137	11,460
Total tangible assets	$4,306,881	$4,129,482	$3,842,208	$3,763,014	$3,696,085

Equity to assets - GAAP	8.92%	9.40%	9.91%	9.93%	9.95%
Tangible equity to tangible assets - Non-GAAP	7.35%	7.77%	8.16%	8.13%	8.11%

	For the Three Months Ended					For the Twelve Months Ended
	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015
Return on Average Tangible Assets:
Net income, as reported	$12,162	$12,327	$11,057	$10,935	$10,744	$46,481	$43,465

Total average assets, as reported	$4,272,883	$4,062,688	$3,869,508	$3,769,025	$3,700,441	$3,994,478	$3,648,021
Less average balances of:
Goodwill	64,059	64,059	64,059	64,059	64,194	64,059	60,657
Identifiable intangible assets, net	10,330	10,650	10,972	11,294	11,616	10,810	7,625
Total average tangible assets	$4,198,494	$3,987,979	$3,794,477	$3,693,672	$3,624,631	$3,919,609	$3,579,739

Return on average assets - GAAP	1.14%	1.21%	1.14%	1.16%	1.16%	1.16%	1.19%
Return on average tangible assets - Non-GAAP	1.16%	1.24%	1.17%	1.18%	1.19%	1.19%	1.21%

Return on Average Tangible Equity:
Net income, as reported	$12,162	$12,327	$11,057	$10,935	$10,744	$46,481	$43,465

Total average equity, as reported	$396,741	$392,233	$384,717	$380,342	$373,197	$388,541	$362,198
Less average balances of:
Goodwill	64,059	64,059	64,059	64,059	64,194	64,059	60,657
Identifiable intangible assets, net	10,330	10,650	10,972	11,294	11,616	10,810	7,625
Total average tangible equity	$322,352	$317,524	$309,686	$304,989	$297,387	$313,672	$293,916

Return on average equity - GAAP	12.26%	12.57%	11.50%	11.50%	11.52%	11.96%	12.00%
Return on average tangible equity - Non-GAAP	15.09%	15.53%	14.28%	14.34%	14.45%	14.82%	14.79%